Exhibit 15

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10008, No. 333-13770, No. 333-152206 and No. 333-158057, Form F-3/A (No. 333-116044 and No. 333-133330), Form F-3/A (No. 333-148504) and Form F-3 (No. 333-150015) of our report dated March 31, 2009, with respect to the consolidated financial statements of BluePhoenix Solutions Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2008.

By: /s/ Ziv Haft —————————————— Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel
March 31, 2009